EXHIBIT 99.1
                                                                    ------------

PRESS RELEASE

DATAWATCH HAS ENTERED INTO A LETTER OF INTENT TO SELL
ITS GUILDSOFT SOFTWARE DISTRIBUTION SUBSIDIARY

NEW DATAWATCH CEO ROBERT HAGGER TAKES FIRST STEP IN RESTRUCTURING OF DATAWATCH BUSINESS

LOWELL, Mass.--(BUSINESS WIRE)--July 18, 2001-- Datawatch Corporation (NASDAQ:DWCH - news) today announced that it has entered into a letter of intent to sell its Guildsoft distribution subsidiary for approximately $1.4 million, including a contingent payment of $280,000 due in 12 months based on Monarch sales through Guildsoft. Since 1989, Guildsoft has been successfully marketing premier software in the U.K. and Western Europe, operating virtual offices for several leading software developers and acting as an exclusive distribution partner for others. It has been a Datawatch subsidiary since 1996. Guildsoft will continue to be the exclusive distribution partner for Datawatch's channel products such as Monarch, Monarch Data Pump and Redwing in Europe, the Middle East and Africa. The sale is expected to close by end of the summer. The purchaser and detail terms are not being made public at this time.

"Guildsoft is a strong, profitable business," commented Robert Hagger, President and CEO of Datawatch. "However, as it markets home and educational software in addition to business software, it does not fit in with our long term focus on business to business software and services. This is the first step in a number of strategic moves our new management team is implementing to improve operating efficiencies and get closer to our customers' needs."

Completion of the transaction is dependent upon satisfaction of customary closing conditions including due diligence.

ABOUT GUILDSOFT

Based in Plymouth, United Kingdom, Guildsoft offers a menu of support services to those software/IT vendors which don't have the resources, or time, to best exploit the UK and European sales and marketing opportunities which come and go in the fast changing world of software/IT. Guildsoft has been successfully marketing home, business and educational software in the U.K. and Western Europe since 1989. The company's current product portfolio boasts a wide variety of market leading software solutions that range from Data Mining, Risk Analysis, and Data Security to Graphics, Home Business, and Astronomy.

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About Datawatch Corporation

Datawatch Corporation is a leading provider of business intelligence, enterprise reporting, data transformation and support center solutions that enable organizations to increase productivity, reduce costs and gain competitive advantage. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide. Datawatch is best known for its desktop report mining application Monarch, which is used by more than 350,000 professionals worldwide. Monarch technology is the de-facto standard for extracting data from report files. Datawatch has partnerships with a variety of key technology venders including Microsoft and Software AG. The company maintains offices throughout the US, Europe and Australia. For more information, visit us at www.datawatch.com. Monarch, Monarch Data Pump and Redwing are trademarks of Datawatch Corporation. All other trademarks are the properties of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the satisfaction of the closing conditions and the completion of the sale of the Guildsoft subsidiary, the Company's dependence on its principal products, risks associated with international sales, an unfavorable result in any litigation, market acceptance of the new products, dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2000. Any forward-looking statements should be considered in light of those factors.

Datawatch Corp., 175 Cabot Street, Suite 503, Lowell, Massachusetts 01854
Phone: 978-441-2200 Fax: 978-441-1114 www.datawatch.com

CONTACT:
     Datawatch
     Cheryl Delgreco
     617-723-4004
     delgreco@shore.net